UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

WILD CRAZE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53161	37-1458557
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1560 Pine Island Rd., Suite F

Myrtle Beach, SC 29577

(Address of Principal Executive Offices)

(855) 639-9453

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2013, Wild Craze, Inc. (the “Company”) closed a Credit Agreement (the “Credit Agreement”) by and among the Company, Wild Creations, Inc. and SnapTagz LLC (the “Borrowers”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, as lender (“TCA”). Pursuant to the Credit Agreement, TCA agreed to loan the Company up to a maximum of $2 million for general operating expenses. An initial amount of $300,000 was funded by TCA at the closing of the Credit Agreement. Any increase in the amount extended to the Borrowers shall be at the discretion of TCA.

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”) and the repayment of the Revolving Note is secured by a first position security interest in substantially all of the Company’s assets in favor of TCA, as evidenced by a Security Agreement by and among the Borrowers and TCA (the “Security Agreement”). The Revolving Note is in the original principal amount of $300,000 is due and payable, along with interest thereon, on January 22, 2014, and bears interest at the rate of 12% per annum, increasing to the highest rate permitted by law upon the occurrence of an event of default. TCA will collect in reserve an amount which is held in a lock box account equal to 15% of the revolving loan commitment on such date, which will be further reduced pro-rata as amounts of principal and interest are paid.

TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of our outstanding common stock upon any conversion.

As further consideration for TCA entering into and structuring the Credit Agreement, the Company shall pay to TCA an advisory fee by issuing to TCA 352,941 shares of the Company’s common stock (the “Advisory Fee Shares”). It is the intention of the Company and TCA that the value of the Advisory Fee Shares shall equal $90,000. In the event the value of the Advisory Fee Shares issued to TCA and net proceeds received by TCA for the sale thereof do not equal $90,000, the Credit Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued.

The above descriptions of the Credit Agreement, Revolving Note and Security Agreement do not purport to be complete and are qualified in their entirety by the full text of the documents themselves, filed herewith, as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 above is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the issurance of the Advisory Fee Shares under the Credit Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated there under. The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Credit Agreement by and among the Company, Wild Creations, Inc., SnapTagz LLC and TCA Global Credit Master Fund, LP

10.2*	Revolving Note issued by the Company, Wild Creations, Inc. and SnapTagz LLC in favor of TCA Global Credit Master Fund, LP

10.3*	Security Agreement by and among the Company, Wild Creations, Inc., SnapTagz LLC and TCA Global Credit Master Fund, LP

*   filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILD CRAZE, INC.

Date: July 29, 2013	By:	/s/ Justin Jarman
	Name:	Justin Jarman
	Title:	Chief Executive Officer